Exhibit 2.2(i)

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of April 12, 2007 (this “Agreement”), is by and between QIAGEN North American Holdings, Inc., a California corporation (“Parent”), and See the Counterpart Signature Pages (“Stockholder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, concurrently herewith, Parent, Electra Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), and eGene, Inc., a Nevada corporation (the “Company”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company (the “Merger”), and each issued and outstanding share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”), will be converted into the right to receive consideration pursuant to Section 1.7(a) of the Merger Agreement;

WHEREAS, Stockholder beneficially owns See the Counterpart Signature Pages shares of Company Common Stock (the “Owned Shares” and, together with any Shares of Company Common Stock of which Stockholder acquires beneficial ownership after the date hereof and prior to the termination hereof, whether upon exercise of options, warrants, conversion of other convertible securities or otherwise, are collectively referred to herein as the “Covered Shares”);

WHEREAS, in order to induce Parent to enter into the Merger Agreement and proceed with the Merger, Parent and Stockholder are entering into this Agreement; and

WHEREAS, Stockholder acknowledges that Parent is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of Stockholder set forth in this Agreement and would not enter into the Merger Agreement if Stockholder did not enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and Stockholder hereby agree as follows:

1. Agreement to Vote.

(a) Prior to any termination of this Agreement, Stockholder hereby agrees that it shall, and shall cause any other holder of record of any Covered Shares to, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, (i) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, (ii) vote (or caused to be voted) in person or by proxy all Covered Shares in favor of the Merger and any other matters necessary for consummation of the transactions contemplated by the Merger Agreement and (iii) vote (or cause to be voted) all Covered Shares against (A) any proposal for any recapitalization, reorganization, liquidation, merger, sale of assets or other business combination between the Company and any other person (other than the Merger) and (B) any other action that could reasonably be expected to, impede, interfere with, delay, postpone or adversely affect the Merger or any of the of the transactions contemplated by the Merger Agreement or by this Agreement or result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement.

(b) STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT, THE PRESIDENT OF PARENT AND THE TREASURER OF PARENT, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, AND EACH OF THEM INDIVIDUALLY, THE STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE, AS DEFINED BELOW) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES AS INDICATED IN CLAUSE (a) OF THIS SECTION 1. STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE, AS DEFINED BELOW) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY STOCKHOLDER WITH RESPECT TO THE COVERED SHARES.

(c) Except as set forth in clause (a) of this Section 1, Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. In addition, nothing in this Agreement shall give Parent or any of its officers or designees the right to vote any Covered Shares in connection with the election of directors.

2. No Inconsistent Agreements.  Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, it (a) has not entered into, and shall not enter at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Owned Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Covered Shares, in either case, which is inconsistent with its obligations pursuant to this Agreement.

3. Purchase Option.  Stockholder hereby grants to Parent an option (the “Purchase Option”) to purchase all or a portion of its Covered Shares at a purchase price of $1.36 per share (the “Option Price”), which Purchase Option shall be exercisable commencing on the Termination Date (as defined below) and ending 30 days thereafter. Parent may exercise such Purchase Option, in whole or in part, at any time during such 30-day period by delivering to the Stockholder a notice of exercise together with a certified or bond cashier’s check for the amount of the Option Price multiplied by the number of Covered Shares that Parent has so indicated in its notice of exercise.

4. Termination.  This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, and (c) written notice of termination of this Agreement by Parent to Stockholder, such earliest date being referred to herein as the “Termination Date”; provided, however, that no such termination shall have any effect on the Purchase Option which shall survive such termination in accordance with its terms.

5. Representations and Warranties.

(a) Representations and Warranties of Parent. Parent hereby represents and warrants to Stockholder as follows:

(i) Valid Existence.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to carry on its business as it is now being conducted.

(ii) Authority Relative to This Agreement.  Parent has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Parent and, assuming due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

(iii) No Conflicts. Except for the applicable requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Parent for the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby.

(b) Representations and Warranties of Stockholder.  Stockholder hereby represents and warrants to Parent as follows:

(i) Ownership of Securities.  As of the date of this Agreement, (A) Stockholder beneficially owns the Owned Shares, (B) Stockholder is the sole record holder of See the Counterpart Signature Pages Shares of Company Common Stock (all of which Shares are included in the Owned Shares), free and clear of Liens (other than Liens created by this Agreement or in connection with the arrangements set forth on Schedule I attached to this Agreement), (C) Stockholder has sole voting power and sole power of disposition with respect to all Owned Shares, with no restrictions (other than those created by this Agreement or in connection with the arrangements set forth on Schedule I attached to this Agreement), subject to applicable federal securities laws on their rights of disposition pertaining thereto, and (D) Stockholder beneficially owns See the Counterpart Signature Pages shares of Company Common Stock issuable upon the exercise of currently exercisable stock options (collectively, the “Stock Options”).  Stockholder has not appointed or granted any proxy which is still in effect with respect to the Owned Shares. As used in this Agreement, the terms “beneficial owner”, “beneficial ownership”, “beneficially owns” or “owns beneficially”, with respect to any securities, refer to the beneficial ownership of such securities as determined under Rule 13d-3(a) of the Exchange Act.

(ii) Existence, Power; Binding Agreement.  If Stockholder is an entity, Stockholder is duly organized, formed or created, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and all necessary corporate or other entity action on behalf of Stockholder has been taken to authorize this Agreement to be entered into on behalf of and to be performed by Stockholder.  This Agreement has been duly and validly executed and delivered by Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. If Stockholder is married, and any of the Covered Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder's spouse, enforceable in accordance with its terms.

(iii) No Conflicts.  Except for the applicable requirements of the Exchange Act, (A) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign governmental authority is necessary on the part of Stockholder for the execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will (1) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Stockholder pursuant to, any contract to which Stockholder is a party or by which Stockholder or any property or asset of Stockholder is bound or affected or (3) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Stockholder or any of its properties or assets, except in the case of (2) or (3) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Stockholder to perform its obligations hereunder.

(iv) Accredited Investor.  Stockholder is an “accredited investor” (as defined under the Securities Act) and a sophisticated investor, is capable of evaluating the merits and risks of its investments and has the capacity to protect its own interests.

6. Certain Covenants.  Stockholder hereby covenants and agrees as follows:

(a) No Solicitation.  Prior to any termination of this Agreement, Stockholder agrees that neither it nor any of its Representatives shall, directly or indirectly, solicit (including by way of furnishing information) any inquiries or the making of any proposal by any Person or entity (other than Parent or any affiliate of Parent) which constitutes, or could reasonably be expected to lead to, a Competing Proposal. In addition, neither the Stockholder nor any of its respective affiliates shall, directly or indirectly, make any proposal which constitutes, or could reasonably be expected to lead to, a Competing Proposal. If Stockholder receives a bona fide inquiry or proposal with respect to the sale of shares of Company Common Stock, then Stockholder shall promptly inform the Company and Parent of the terms and conditions, if any, of such inquiry or proposal and the identity of the Third Party making it. Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any of the foregoing.

(b) Restriction on Transfer, Proxies and Non-Interference.  Except in connection with the arrangements set forth on Schedule I attached to this Agreement, Stockholder hereby agrees, while this Agreement or the Purchase Option is in effect, and except as contemplated hereby, not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Owned Shares or Stock Options, (ii) grant any proxies or powers of attorney, deposit any Owned Shares into a voting trust or enter into a voting agreement with respect to any Owned Shares or (iii) knowingly take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

(c) Additional Shares.  Stockholder agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new shares of which Stockholder acquires beneficial ownership after the date hereof (including upon the exercise of Stock Options).

7. Further Assurances.  From time to time, at the other party's request and without further consideration, each party hereto shall take such reasonable further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

8. Fiduciary Duties.  Notwithstanding anything in this Agreement to the contrary: (a) Stockholder makes no agreement or understanding herein in any capacity other than in Stockholder's capacity as a record holder and beneficial owner of Covered Shares, (b) nothing herein shall be construed to limit or affect any action or inaction by Stockholder acting in such person's capacity as a director or officer of the Company and in compliance with Section 4.2 of the Merger Agreement, (c) Stockholder may provide information and engage in discussions with a Third Party, as and to the extent that the Company is permitted to do so, if, after the Company shall have received a Competing Proposal from such Third Party, the Company’s Board of Directors has complied with the provisions of Section 4.2 of the Merger Agreement, and (d) Stockholder shall have no liability to Parent or any of its affiliates under this Agreement or otherwise as a result of any action or inaction by Stockholder in such person's capacity as a director or officer of the Company and in compliance with Section 4.2 of the Merger Agreement.

9. No Control.  Nothing contained in this Agreement shall give Parent the right to control or direct the Company or the Company's operations.

10. Amendment.  This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

11. Non-survival of Representations and Warranties.  The respective representations and warranties of Stockholder and Parent contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

12. Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by telecopier, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such telecopy, in each case addressed as follows:

if to Parent:

QIAGEN North American Holdings, Inc.

19300 Germantown Road

Germantown, MD 20874

Fax:

Attention: Chief Financial Officer

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Fax: (617) 542-2241

E-Mail: dhfollansbee@mintz.com

Attention: Daniel H. Follansbee, Esq.

if to Stockholder:

See the Counterpart Signature Pages

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent, (c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted by registered or certified mail, postage prepaid, return receipt requested.

13. Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

14. Entire Agreement; Assignment.  This Agreement (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, except that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

15. Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

16. Governing Law.  This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware.  Each of the parties: (a) consents to submit itself to the exclusive personal jurisdiction of the state courts in and for Orange County in the State of California (or, if such court lacks jurisdiction, any appropriate state or federal court in the State of California), in the event of any dispute related to or arising out of this Agreement or any transaction contemplated hereby; (b) agrees not to commence any action, suit or proceeding related to or arising out of this Agreement or any transaction contemplated hereby except in such courts; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby; and (e) consents to service of process by delivery pursuant to Section 12 hereof.

17. Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

18. Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same.

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IN WITNESS WHEREOF, Parent and Stockholder have caused to be executed or executed this Agreement as of the date first written above.

QIAGEN NORTH AMERICAN HOLDINGS, INC.

/s/Peer M Schatz

Name: Peer M. Schatz

Title: President and Chief Executive Officer

STOCKHOLDER:

/s/Emily Liu

40,400 shares of common stock

0 shares issuable upon the exercise of stock options

2588 Chelsea Ct.

Brea, CA 92821

IN WITNESS WHEREOF, Parent and Stockholder have caused to be executed or executed this Agreement as of the date first written above.

QIAGEN NORTH AMERICAN HOLDINGS, INC.

/s/Peer M Schatz

Name: Peer M. Schatz

Title: President and Chief Executive Officer

STOCKHOLDER:

/s/Jennifer Liu

40,400 shares of common stock

0 shares issuable upon the exercise of stock options

2588 Chelsea Ct.

Brea, CA 92821

IN WITNESS WHEREOF, Parent and Stockholder have caused to be executed or executed this Agreement as of the date first written above.

QIAGEN NORTH AMERICAN HOLDINGS, INC.

/s/Peer M Schatz

Name: Peer M. Schatz

Title: President and Chief Executive Officer

STOCKHOLDER:

/s/Justin Liu

40,400 shares of common stock

0 shares issuable upon the exercise of stock options

2588 Chelsea Ct.

Brea, CA 92821

IN WITNESS WHEREOF, Parent and Stockholder have caused to be executed or executed this Agreement as of the date first written above.

QIAGEN NORTH AMERICAN HOLDINGS, INC.

/s/Peer M Schatz

Name: Peer M. Schatz

Title: President and Chief Executive Officer

STOCKHOLDER:

/s/Shing-Ching Lu

854,142 shares of common stock

162,000 shares issuable upon the exercise of stock options

8F-B, 277, Sec 3 Roosevelt Rd.

Taipei, Taiwan

IN WITNESS WHEREOF, Parent and Stockholder have caused to be executed or executed this Agreement as of the date first written above.

QIAGEN NORTH AMERICAN HOLDINGS, INC.

/s/Peer M Schatz

Name: Peer M. Schatz

Title: President and Chief Executive Officer

STOCKHOLDER:

/s/Ming S. Liu

1,187,012 shares of common stock

285,000 shares issuable upon the exercise of stock options

2588 Chelsea Ct.

Brea, CA 92821

IN WITNESS WHEREOF, Parent and Stockholder have caused to be executed or executed this Agreement as of the date first written above.

QIAGEN NORTH AMERICAN HOLDINGS, INC.

/s/Peer M Schatz

Name: Peer M. Schatz

Title: President and Chief Executive Officer

STOCKHOLDER:

/s/Varouj Armikhanian

1,334,779 shares of common stock

335,000 shares issuable upon the exercise of stock options

3831 El Camino St.

La Crescenta, CA 91214

IN WITNESS WHEREOF, Parent and Stockholder have caused to be executed or executed this Agreement as of the date first written above.

QIAGEN NORTH AMERICAN HOLDINGS, INC.

/s/Peer M Schatz

Name: Peer M. Schatz

Title: President and Chief Executive Officer

STOCKHOLDER:

/s/Peter Sheu

0 shares of common stock

300,000 shares issuable upon the exercise of stock options

63 Eaglecreek

Irvine, CA 92618